Exhibit 99.1
Aéropostale Announces Termination of Chief Merchandising Officer
Julian Geiger Assumes Chief Merchandising Responsibilities during Search for New Chief
Merchandising Officer
New York-November 8, 2006 – Aéropostale (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and young men, today announced that Christopher Finazzo, the Company’s Executive Vice President and Chief Merchandising Officer, has been terminated for cause, effective immediately.
The Company’s action was taken based upon initial information uncovered by management and after an independent investigation was conducted at the direction, and under the supervision, of a special committee of the Board of Directors. The investigation, being carried out by outside legal counsel and a third-party investigation firm, revealed that Mr. Finazzo concealed personal ownership interests in, and served as an officer of, entities affiliated with one of the Company’s primary vendors, South Bay Apparel, Inc. These activities, and their concealment, constitute conflicts of interest in breach of the Company’s Code of Business Conduct and Ethics, and violations of Mr. Finazzo’s employment agreement.
The Company anticipates that the investigation will be concluded prior to the early December filing of its Form 10-Q for the third quarter ended October 28, 2006. At this time, Aéropostale believes that these breaches and violations are confined to this one individual and to entities affiliated with this one vendor. The Company does not anticipate that it will have to restate previously reported earnings, nor does it believe that this issue will have any impact on recently issued guidance for the third quarter of fiscal 2006.
“Mr. Finazzo’s actions are unacceptable,” stated Julian Geiger, Aéropostale’s Chairman and Chief Executive Officer. “Aéropostale does not tolerate any noncompliance with its Code of Business Conduct and Ethics. While painful, our decision was swift, comprehensive, and consistent with the highest standards of corporate governance and ethics. I am pleased that we have effective processes in place to uncover issues, and to act upon them quickly and decisively.”
Mr. Geiger will directly assume the chief merchandising responsibilities while the search for a new Chief Merchandising Officer, which is already under way, continues. Aéropostale anticipates that there will be no disruption to its business, nor to the merchandising calendar, as the Company has substantially finalized its assortments for both Summer 2007 and for the next back to school selling season.
Mr. Geiger added, “The success of our Company is based on a large, experienced, and talented group of merchants, designers, and operators. Our culture is unique and compelling, and the strength, depth, and commitment of our team have all helped us to become a respected national brand during the past decade. I expect to have a new Chief Merchandising Officer hired and in place on a timely basis. As in the past, we will continue to execute the merchandising initiatives that we have put into place with our primary focus clearly on our upcoming holiday business.”

Conference Call Information:
In conjunction with this announcement, the Company will be holding a conference call today at 8:45 A.M. EST. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and at www.earnings.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.
About Aéropostale
Aéropostale is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale products are currently purchased only in its stores, on-line through its e-commerce website (www.aeropostale.com) or at organized sales events at college campuses.
The Company currently operates 727 Aéropostale stores in 47 states and 14 Jimmy’z stores in 11 states.
SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN “FORWARD-LOOKING STATEMENTS” CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY’S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY’S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.
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